Exhibit 99.1

Amesite’s NurseMagic™ Wins 2,700-Census Home Care Enterprise Customer

Enterprise Deployment Validates AI-Native Infrastructure Strategy and Proves Scalable, Cost-Efficient Execution in Non-Acute Care

DETROIT, May 18, 2026 (GLOBE NEWSWIRE) — Amesite Inc. (Nasdaq: AMST), developer of the AI-native NurseMagic™ documentation platform and EMR for non-acute care, today announced it has secured a new enterprise customer representing an approximately 2,700-patient census—its largest deployment to date and a major milestone in validating its enterprise strategy.

The customer will deploy NurseMagic™ AI documentation across its workforce to streamline workflows, integrate their EMR, and integrate with their electronic visit verification (EVV) workflow. The deployment is expected to significantly reduce the administrative burden that currently consumes up to 16 hours1 per caregiver per week.

This win represents a step-function increase in scale, substantially expanding NurseMagic™’s enterprise census footprint and demonstrating the platform’s ability to operate across complex organizations.

Dr. Ann Marie Sastry, Founder and CEO of Amesite, said, “This 2,700-census deployment validates the strength of our architecture. We are supporting multiple roles, layered permissions, EMR and EVV integration, and custom documentation across thousands of patients — without the heavy consulting, technology fees, and custom development that typically drive up pricing from legacy providers. Because NurseMagic™ is AI-first, automated, and configurable, we launch new customers quickly, without weeks or months of onboarding. This achievement reflects the successful transition from an assistive tool to core clinical infrastructure in the $1.5T+2-7 non-acute/post-acute market. For investors, it demonstrates that our platform scales into enterprise environments while preserving strong economics, even as we continue to maintain fiscal discipline.”

“We executed this deployment with the same financial discipline we have applied across the company over the last several quarters,” said Sarah Berman, Principal Finance and Accounting Officer. “By building NurseMagic™ as an AI-first, configurable platform, we have been able to automate work that historically required significant human support. That approach has contributed to approximately 18% reduction in operating spend over the last 6 quarters, while supporting a growing base of paying customers. As we scale into larger enterprises, we expect our automation efficiencies to continue to benefit our unit economics and support margin expansion over time.”

Madison Bush, Director of Corporate Operations, said “Our sales and marketing flows are delivering approximately 4,200 web visits per day and a steadily growing volume of inbound interest from providers who are actively seeking AI-first alternatives or improvements to legacy systems. We are already engaged in advanced discussions with additional organizations representing several thousand more patients in aggregate census — over 70% of which self-scheduled a demo on our website. Our recently announced major integration has made it easier for enterprises to see how NurseMagic™ fits into their existing infrastructure. Our digital engagement, and the strength of our pipeline gives us confidence that we can meet demand for AI-native, cost-efficient documentation at scale.”

With customers ranging from smaller providers to enterprise organizations with thousands of patient censuses, NurseMagic™ is now proven across the full spectrum of non-acute care operations.

About Amesite Inc.

Amesite (NASDAQ: AMST) is an AI-driven company with an immediate aim to transform the $1.5 trillion non-acute care segments. Its flagship product, NurseMagic™, streamlines documentation for nurses and caregivers, reducing the time required from 20 minutes to just 20 seconds. NurseMagic™ is used by over 100 professions to improve care, enhance operational efficiency and improve financial performance. Built on proprietary AI trained on industry-specific data, NurseMagic™ meets HIPAA regulations while improving accuracy and efficiency. The platform serves B2B and B2C users across 50 states and 21 countries, offering seamless integration into healthcare workflows and translations to over 50 languages.

Forward-Looking Statement

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company and its business. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its business are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations

ir@amesite.com

Sources

1.	https://www.aacn.org/blog/nursing-documentation-burden-a-critical-problem-to-solve

2.	https://www.grandviewresearch.com/industry-analysis/us-skilled-nursing-facility-market

3.	https://www.ibisworld.com/united-states/industry/home-care-providers/1579/

4.	https://www.grandviewresearch.com/industry-analysis/us-home-healthcare-market-report

5.	https://www.grandviewresearch.com/industry-analysis/us-senior-living-market-report

6.	https://www.grandviewresearch.com/industry-analysis/us-hospice-market

7.	https://www.aaltci.org/news/long-term-care-insurance-news/out-of-pocket-expenditures-for-nursing-home-care-expenditures-to-grow